                                                                     Exhibit 4.7



REGISTERED                                                            REGISTERED

THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1                                                        CUSIP NO. 58155QAA1

                              McKESSON CORPORATION

                        7 3/4% NOTE DUE FEBRUARY 1, 2012

               McKesson Corporation, a Delaware corporation (the "Issuer," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to, Cede & Co., or registered assigns, the principal sum of Four Hundred Million Dollars ($400,000,000) on February 1, 2012 and to pay interest on said principal sum from January 29, 2002, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on February 1 and August 1, (each such date, an "Interest Payment Date") of each year commencing on August 1, 2002, at the rate of 7 3/4% per annum until the principal hereof shall have become due and payable.

               The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event that any date on which the principal or interest payable on this Note is not a Business Day, then payment of principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of such delay). The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof) be paid to the person in whose name this Note is registered at the close of business on the record date for such interest installment, which shall be the close of business on the immediately preceding January 15 and July 15 prior to such Interest Payment Date, as applicable. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such record date and may be paid to the person in whose name this Note is registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest), notice whereof shall be given by mail by or on behalf of the Issuer to the registered holders of Notes not less than 15 days preceding such subsequent record date, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Issuer maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the person entitled thereto at such address as shall appear in the registry books of the Issuer; provided, further that for so long as this Note is represented by a Registered Global Security, payment of principal, premium, if any, or interest on this Note may be made by wire transfer to the account of the Depositary or its nominee.

               Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) under the Indenture (as defined below), by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               Capitalized terms used in this Note which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

               The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

               IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

                                        McKESSON CORPORATION

                                        By: /s/    Nigel A. Rees
                                            ------------------------------------
                                            Name:  Nigel A. Rees
                                            Title: Vice President and Controller

Attest:

By: /s/    Glenette E. Babb
    ------------------------------------
    Name:  Glennette E. Babb
    Title: Assistant Secretary

CERTIFICATE OF AUTHENTICATION
This is one of the Securities
referred to in the within-mentioned
Indenture.

THE BANK OF NEW YORK
  as Trustee

By: /s/    Michael Pitfick
    ------------------------------------
    Authorized Signatory

Dated:     January 29, 2002
      ----------------------------------

                         [FORM OF REVERSE SIDE OF NOTE]

               This Note is one of a duly authorized series of securities (the "Securities") of the Issuer designated as its 7 3/4% Notes due February 1, 2012 (the "Notes"). The Securities are all issued or to be issued under and pursuant to an Indenture, dated as of January 29, 2002 (the "Indenture"), duly executed and delivered between the Issuer and The Bank of New York, a New York banking corporation (the "Trustee," which term includes any successor Trustee with respect to the Securities under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Trustee and the holders of the Securities and the terms upon which the Notes are to be authenticated and delivered. The terms of individual series of Securities may vary with respect to interest rate or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

               The Notes are issuable only as Registered Securities in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the holder surrendering the same.

               Except as set forth below, this Note is not redeemable and is not entitled to the benefit of a sinking fund or any analogous provision.

               This Note is redeemable, in whole or in part, at the option of the Issuer, at any time at a redemption price equal to the greater of (i) 100% of its principal amount and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, plus, in each case, accrued interest thereon to the date of redemption. The Holder of this Note will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

               "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

               "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Note that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Note.

               "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

               "Quotation Agent" means J.P. Morgan Securities Inc. or another Reference Treasury Dealer appointed by the Issuer.

               "Reference Treasury Dealer" means (i) each of J.P. Morgan Securities Inc. and Banc of America Securities LLC and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Issuer.

               "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

               If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

               The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Securities or Subordinated Securities, as the case may be, of all series issued under such Indenture then outstanding and affected (each voting as one class), to add any provisions to, or change in any manner, eliminate or waive any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Securities of each series or Coupons so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each Outstanding Security affected there-by, (i) extend the final maturity of the principal of any Security or reduce the principal amount thereof or premium thereon, if any, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or change the currency in which the principal thereof (other than as otherwise may be provided with respect to such series), premium, if any, or interest thereon is payable or reduce the amount of the principal of any Original Issue Discount Security that is payable upon acceleration or provable in bankruptcy, or in the case of Subordinated Securities of any series, modify any of the subordination provisions or the definition of "Senior Indebtedness" relating to such series in a manner adverse to the holders of such Subordinated Securities, or alter certain provisions of the Indenture relating to Securities not denominated in Dollars or the Judgment Currency of such Securities or impair or affect the right of any Securityholder to institute suit for the enforcement of any payment thereof when due or, if the Securities provide therefor, any right of repayment at the option of the Securityholder or (ii) reduce the aforesaid percentage in principal amount of Securities of any series issued under the Indenture, the consent of the holders of which is required for any such modification. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the holders of a majority in aggregate principal amount Outstanding of the Securities of each such series, each such series voting as a separate class (or, of all Securities, as the case may be voting as a single class) may under certain circumstances waive all defaults with respect to each such series (or with respect to all the Securities, as the case may be) and rescind and annul a declaration of default and its consequences, but no such waiver or rescission and annulment shall extend to or affect any subsequent default or shall impair any right consequent thereto. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities.

               No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

               As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the registry books of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained by the Issuer for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

               No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

               Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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                [FORM OF SCHEDULE FOR ENDORSEMENTS ON REGISTERED
            GLOBAL SECURITIES TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

                                   Schedule A

           Changes to Principal Amount of Registered Global Securities

              Principal Amount
                  of Notes
          by which this Registered         Remaining
          Global Security is to be         Principal
           Reduced or Increased,         Amount of this
               and Reason for              Registered
Date       Reduction or Increase         Global Security     Notation Made By
----      ------------------------       ---------------     ----------------






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